SMITH HELMS MULLISS & MOORE, L.L.P.
                            Attorneys at Law
                      Charlotte, North Carolina 28211
                           Tel (704) 343-2000
                           Fax (704) 343-2300


                              May 30, 2000


Bank of America Corporation
100 North Tryon Street
Charlotte, North Carolina  28255-0065

Re:	Public Offering of $900,000,000 Aggregate Principal
    Amount of	7.80% Subordinated Notes, due 2010

Ladies and Gentlemen:

	We have acted as counsel to Bank of America
Corporation, a Delaware corporation (the "Corporation"), in connection with (i) the issuance of $900,000,000 in aggregate principal amount of its 7.80% Subordinated Notes, due 2010 (the "Notes") and (ii) the Registration
Statements on Form S-3, Registration Nos. 333-51367 and 333-83503, each as amended (collectively, the Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to $10,000,000,000 aggregate principal amount of the Corporation's unsecured debt securities, warrants, units, shares of its preferred stock and shares of its common stock and $15,000,000,000 aggregate principal amount of the Corporation's unsecured debt securities, warrants, units, shares of its preferred stock and shares of its common stock, respectively, and the Prospectus dated May 21, 1998 constituting a part of Registration Statement No. 333-51367 and the Prospectus dated August 5, 1999 constituting a part of Registration Statement 333-83503, each as supplemented by the Prospectus Supplement dated May 23, 2000 (as so supplemented, the "Final Prospectus"), filed with the Commission pursuant to Rule 424(b) under the Act, relating to the Notes.

	As such counsel, we have examined and are familiar with such original or photocopies or certified copies of such records of the Corporation and its subsidiaries, certificates of officers of the Corporation and of public officials and such other documents as we have deemed relevant or necessary as the basis for the opinion set forth below. In such examinations, we have assumed the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such copies. We have also relied upon statements of fact contained in documents that we have examined in connection with our representation of the Corporation.

	Based solely upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that the Notes, when executed, issued and delivered by the Corporation to The Bank of New York for authentication in accordance with the Indenture dated as of January 1, 1995 between the Corporation and The Bank of New York, as trustee, as supplemented by a First Supplemental Indenture dated as of August 28, 1998 (the "Indenture"), authenticated and delivered by The Bank of New York in accordance with the Indenture and paid for, all as contemplated in the Board Resolution or Company Order (as each is defined in the Indenture), will have been validly authorized and issued under the Indenture and will constitute valid and legally binding obligations of the Corporation.

	The opinions expressed herein are limited to the laws of the State of North Carolina and the United States of America and the General Corporation Law of the State of Delaware and we express no opinion as to the laws of any other jurisdiction.

	We hereby consent to be named in the Registration Statement as attorneys who passed upon the legality of the Notes and to the filing of a copy of this opinion as part of the Corporation's Current Report on Form 8-K to be filed for the purpose of including this opinion as part of the Registration Statement.


                              Very truly yours,

                              /S/ SMITH HELMS MULLISS & MOORE, L.L.P.